Exhibit 3.2

SPROUTS FARMERS MARKET, INC.

Incorporated under the laws

of the State of Delaware

BYLAWS

As adopted on July 29, 2013

BYLAWS

OF SPROUTS FARMERS MARKET, INC.

ARTICLE I

OFFICES; BOOKS

1.1	Registered Office.

The registered office of Sprouts Farmers Market, Inc. (the “Corporation”) in the State of Delaware shall be Corporation Service Company, 2711 Centerville Rd., Ste. 400 Street, New Castle County, Wilmington, DE 19808, and the registered agent in charge thereof shall be The Corporation Service Company.

1.2	Other Offices.

The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware.

1.3	Books.

The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS; STOCKHOLDERS’

CONSENT IN LIEU OF MEETING

2.1	Annual Meetings.

The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, date and hour as shall be fixed by the Board and designated in the notice or waiver of notice thereof. In lieu of holding an annual meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

2.2	Special Meetings.

A special meeting of the stockholders for any purpose or purposes may be called as set forth in the Certificate of Incorporation of the Corporation (the “Charter”), to be held at such place, if any, date and hour as shall be designated in the notice or waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the matters stated in the notice. In lieu of holding a special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

2.3	Notice of Meetings.

(a) Except as otherwise required by statute, the Charter, or these Bylaws (the “Bylaws”), notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to each stockholder personally, or by mailing a copy of such notice, postage prepaid, directly to each stockholder at the stockholder’s address as it appears in the records of the Corporation, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission in the manner permitted by applicable law. Every such notice shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and to vote at such meeting), the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, unless such stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

2.4	Notice of Stockholder Business and Nominations.

(a) Annual Meeting of Stockholders.

(i) Nominations of persons for election to the Board and the proposal of any other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting or any supplement thereto, (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial holder was a beneficial owner of shares of the Corporation) both at the time that the notice provided for in paragraph (a)(ii) of this Section 2.4 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in paragraph (a)(ii) of this Section 2.4.

(ii) For any nominations by a stockholder of persons for election to the Board and the proposal of any other business to be considered by the stockholders to be properly brought before an annual meeting of stockholders by a stockholder, in each case pursuant to clauses (A) or (C) of paragraph (a)(i) of this Section 2.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business, other than the nominations of persons for election to the Board, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day and not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of (x) the one hundred twentieth (120th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. For purposes of the first annual meeting of stockholders of the Corporation held after the closing of an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock of the Corporation to the public, the first anniversary of such annual meeting shall be deemed to be on the date so fixed by resolution of the Board prior to such first annual meeting and the notice required by this Section 2.4 shall be considered to be timely with respect to such first annual meeting if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which public announcement of such date is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above. For purposes of this Section 2.4, the stockholder providing the notice of a proposed nomination or other business proposed to be brought before a meeting, the beneficial owner, if different, on whose behalf the proposed nomination or other business proposed to be brought before a meeting is made, and any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), are collectively referred to as the “Proposing Person.” Such stockholder’s notice shall set forth (A) as to each person whom the Proposing Person proposes to nominate for election as a director (each, a “Proposed Nominee”) (1) all information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (2) the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (3) a representation and warranty that the Proposed Nominee does not have, and will not have, any undisclosed voting commitments or other arrangements with respect to the Proposed Nominee’s actions as a director (if elected), and (4) a director questionnaire completed by the Proposed Nominee, in a form that will be provided by the Corporation upon request (which shall address, among other things, the Proposed Nominee’s independence), (B) as to any business other than nominations for election of directors that the Proposing Person proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, (4) any material interest in such business of each Proposing Person, and (5) a description of any agreements between the Proposing Person and any other person or entity relating to such business, and (C) as to each Proposing Person, (1) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of such other Proposing Person, (2) the class and number of shares of capital stock of the Corporation that are owned of record or beneficially by such Proposing Person, (3) a description in reasonable detail of any hedging, derivative, swap or other transactions or series of transactions engaged in by such Proposing Person, or any agreement, arrangement or understanding (including any derivative or short position, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or any borrowing or lending of shares) to which such Proposing Person is a party, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, and in each case, the effect or intent of which is to mitigate loss to, manage the risk or increase or reduce the benefit of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of capital stock of the Corporation, or otherwise to reduce the economic risk or benefit of ownership of shares of capital stock of the Corporation to such Proposing Person (including where the value of any agreement, arrangement or understanding to which such Proposing Person is a party is determined by reference to the price or value of shares of the Corporation), (4) a representation that the Proposing Person (considered collectively) is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation as to whether the Proposing Person intends or is part of a group that (a) has delivered or intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or approve or adopt the proposal or (b) otherwise has solicited or intends to solicit proxies or votes from stockholders in support of such nomination or proposal. As promptly as practical (and, in any event, no later than two business days after the Proposing Person becomes aware thereof), the Proposing Person providing notice under this Section 2.4(a)(ii) shall notify the Corporation in writing of any change in the information provided or required to be provided under this Section 2.4(a)(ii) as to each such Proposing Person. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules promulgated by the Securities and Exchange Commission (the “SEC”) and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.4 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for any of the additional directorships at least one hundred thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(ii) of this Section 2.4 shall also be considered timely, but only with respect to nominees for the additional directorships for which no nominee was named, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.2. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf any nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time that the notice provided for in this Section 2.4 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedure set forth in Section 2.4(a)(ii) with respect to nominations for election of directors at a regular meeting of stockholders. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder otherwise permitted by this Section 2.4 to nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting may nominate such person(s) for election to such position(s) if the stockholder’s notice required by paragraph (a)(ii) of this Section 2.4 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of (x) the one hundred twentieth (120th) day prior to such special meeting or (y) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated for election to the Board in accordance with the procedures set forth in this Section 2.4 or the mandatory provisions of SEC rules shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors, and only such other business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4 or the mandatory provisions of SEC rules shall be conducted at an annual meeting of stockholders. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.4, including whether the Proposing Person (x) failed to notify the Corporation of any change in the information previously provided as required by clause (a)(ii) of this Section 2.4 or (y) solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(5) of this Section 2.4 and (B) if any nomination or proposed business was not made or proposed in compliance with this Section 2.4, to declare that such nomination or proposal shall be disregarded and declared to be out of order. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of this Section 2.4, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. This Section 2.4 is expressly intended to apply to any business proposed to be considered by the stockholders at a meeting, regardless of whether or not such proposal is made pursuant to Rule 14a-8 under the Exchange Act. This Section 2.4 shall not be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to such Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Charter. In the event of any conflict between this Section 2.4 and the provisions of Rule 14a-8 under the Exchange Act in the circumstances of a stockholder proposal made pursuant to Rule 14a-8, the provisions of Rule 14a-8 shall control.

2.5	Quorum.

At each meeting of the stockholders, except where otherwise provided by the Charter or these Bylaws, the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting, or a majority in voting power of the stockholders present in person or represented by proxy and entitled to vote, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

2.6	Adjournment.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, or means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, this Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In addition to such other powers as are conferred upon the person acting as chairperson of the meeting in these Bylaws or by the Board, such person shall have the authority to adjourn the meeting at any time.

2.7	Organization.

Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence:

(a) the Chairperson, if any; or

(b) any director, officer or stockholder of the Corporation designated by the Board to act as chairperson of such meeting and to preside thereat if the Chairperson shall be absent from such meeting.

The Secretary, or if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairperson of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

2.8	Order of Business.

The order of business at each meeting of the stockholders shall be determined by the chairperson of such meeting.

2.9	Voting.

Except as otherwise provided by law, the Charter or these Bylaws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of Common Stock of the Corporation held by such stockholder and registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 6.7 of Article VI as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Corporation, such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent such stock and vote thereon. Shares of Common Stock standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or other entity or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or other entity or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the Corporation, given in writing to the Secretary of the Corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation. If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a) if only one votes, such vote binds all;

(b) if more than one votes, the act of the majority so voting binds all; and

(c) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.9 shall be a majority or even-split in interest. Any vote of stock may be given by the stockholder entitled thereto in person or by a proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder’s attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period.

At all meetings of the stockholders, all matters (other than the election of directors) shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at such meeting and entitled to vote thereon. Directors shall be elected by a plurality of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors. The vote on any question need not be by written ballot.

2.10	Inspection.

The chairperson of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time. Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other matter in which he or she may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of the inspector’s ability.

2.11	List of Stockholders.

It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, in the manner required by applicable law. Such list shall also be produced and kept at the time and place, if any, of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE III

BOARD OF DIRECTORS

3.1	General Powers.

Except as otherwise provided by the Delaware General Corporation Law (the “DGCL”) or the Charter, the business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Charter directed or required to be exercised or done by the stockholders.

3.2	Number and Term of Office.

The Board shall consist of such number of directors as may be set by the Board from time to time. The Board shall initially consist of seven (7) members.

3.3	Vacancies.

(a) Unless otherwise required by law or the Certificate, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office until the next annual election for the class to which the directors were appointed and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

3.4	Election of Directors.

Subject to the Charter, directors shall be elected by a plurality of the shares present in person or represented by proxy at a meeting of its stockholders and entitled to vote on the election of directors; provided, however, that for purposes of such vote no stockholder shall be allowed to cumulate such stockholder’s votes. Election of directors may be conducted in any manner approved at such meeting.

3.5	Meetings.

(a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.6 of this Article III.

(b) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairperson, the Chief Executive Officer or the President shall from time to time determine.

(c) Notice of Meetings. Notice shall be given to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director by overnight courier, addressed to him or her at his or her residence or usual place of business, at least two days (2) before the date on which such meeting is to be held, or shall be sent to him or her at such place by facsimile transmission or email (to the facsimile number or email address, as the case may be, of such director set forth in the records of the Corporation), or be delivered personally or electronically not later than twenty-four (24) hours before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting, unless such director attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e) Quorum and Manner of Acting. A majority of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Charter or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence:

(i) the Chairperson, if any;

(ii) the Chief Executive Officer (if a director);

(iii) the President (if a director);

(iv) any Vice President (if a director), in the order of seniority if there is more than one; or

(v) any director designated by a majority of the directors present.

The Secretary or, in the case of his or her absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairperson of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

3.6	Directors’ Consent in Lieu of Meeting.

Any action required or permitted to be taken at any meeting of the Board or any committee of the Board may be taken without a meeting, without prior notice and without a vote, if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee; provided however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.7	Action by Means of Conference Telephone or Similar Communications Equipment.

Any one or more members of the Board or any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.8	Committees.

The Board may designate one or more committees, each committee to consist of one or more directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board); provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval (other than recommending the election or removal of directors), or (ii) adopting, amending, or repealing any Bylaw of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified director. Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 3.5(c) of this Article III with respect to notices of meetings of the Board.

3.9	Compensation.

Unless otherwise restricted by the Charter or these Bylaws, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for their service on such committees.

3.10	Resignation and Removal.

Any director of the Corporation may resign at any time, by giving notice in writing to the Chairperson of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

ARTICLE IV

OFFICERS

4.1	Number, Titles and Term of Office.

The officers of the Corporation shall be a Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and, if the Board so elects, a Chairperson, a Treasurer and such other officers as the Board may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Charter provides otherwise. Except for Chairperson, if any, no officer need be a director.

4.2	Authority and Duties.

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent so provided, by the Board.

4.3	Removal and Vacancies.

Any officer may be removed, either with or without cause, by the Board at any meeting thereof, or to the extent delegated to the Chairperson, by the Chairperson. Subject to the provisions of the Charter, any vacancy occurring in any office of the Corporation may be filled by the Board.

4.4	Resignations.

Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Chairperson of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5	Salaries.

The salaries of all officers of the Corporation shall be fixed by the Board or a committee thereof from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a director of the Corporation.

4.6	The Chairperson.

If elected, the Chairperson shall preside at all meetings of the stockholders and of the Board; and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board. The Chairperson may be a non-executive Chairperson.

4.7	Chief Executive Officer.

The Chief Executive Officer shall be responsible for supervising the management of the business and affairs of the Corporation, subject to the directions and limitations imposed by the Board, these Bylaws and the Charter. All other officers shall report and be accountable to the Chief Executive Officer, except as otherwise provided in these Bylaws or as otherwise determined by the Board. Unless the Board otherwise determines, the Chief Executive Officer shall, in the absence of the Chairperson (or if there be no Chairperson), preside at all meetings of the stockholders and (should he or she be a director) of the Board.

4.8	The President.

Unless the Board otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board otherwise determines, he or she shall, in the absence of the Chairperson (or if there be no Chairperson) and the Chief Executive Officer, preside at all meetings of the stockholders and (should he or she be a director) of the Board; and he or she shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board.

4.9	Chief Financial Officer.

The Chief Financial Officer shall be responsible for supervising the Corporation’s overall financial planning and financial controls and shall be responsible for the maintenance of the Corporation’s books and records, subject to the directions and limitations imposed by the Board, the Chief Executive Officer and these Bylaws. All other officers involved with the financial and accounting functions of the Corporation shall report and be accountable to the Chief Financial Officer, and the Chief Financial Officer shall report to the Chief Executive Officer or the Board, as the Board shall determine.

4.10	Vice Presidents.

In the absence of the President, or in the event of his or her inability or refusal to act, a Vice President designated by the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of a Vice President to perform the duties of the President, or in the event of the President’s absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

4.11	The Secretary.

The Secretary shall keep the minutes of all meetings of the Board, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board.

4.12	Assistant Secretaries.

Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

4.13	The Treasurer.

Unless such responsibility shall be designated to the Chief Financial Officer, the Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board; and he or she shall, if required by the Board, give such bond for the faithful discharge of his or her duties in such form as the Board may require.

4.14	Assistant Treasurers.

Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board. The Assistant Treasurers shall exercise the power of the Treasurer during that officer’s absence or inability or refusal to act.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

5.1	Execution of Documents.

The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Unless so designated or expressly authorized by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or amount.

5.2	Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

5.3	Proxies with Respect to Stock or Other Securities of Other Corporations.

The Board shall designate the officers of the Corporation who shall have authority from time to time to exercise, or to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. In the absence of any express designation by the Board, the Chief Executive Officer shall have such authority, unless otherwise determined by the Board. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

ARTICLE VI

SHARES AND THEIR TRANSFER; FIXING RECORD DATE

6.1	Certificates for Shares.

The shares of capital stock of the Corporation shall be represented by certificates, unless the Charter otherwise provides or unless the Board provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated. Any such resolution shall not apply to shares previously represented by a certificate until such certificate is surrendered to the Corporation. Certificates, if any, for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate, if any, shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairperson of the Board or a Vice Chairperson, if any, or the Chief Executive Officer or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

6.2	Record.

The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the General Corporation Law of the State of Delaware or other applicable law.

6.3	Transfer and Registration of Stock.

The transfer of stock and certificates, if any, that represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a stock power duly executed.

6.4	Addresses of Stockholders.

Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to designate such address, corporate notices may be served upon any such stockholder by mail directed to such stockholder at the post-office address, if any, as appears on the share record books of the Corporation or at such stockholder’s last known post-office address.

6.5	Lost, Destroyed and Mutilated Certificates.

The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to any such stockholder a new certificate or certificates for such shares, or shares in uncertificated form, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or such owner’s legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

6.6	Regulations.

The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates, if any, for stock of the Corporation.

6.7	Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VII

GENERAL PROVISIONS

7.1	Declaration of Dividends.

Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter, if any, may be declared by the Board at any regular or special meeting, or any action by written consent in lieu of such meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock of the Corporation, subject to the provisions of the Charter.

7.2	Reserve Fund Before Payment of Dividend.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation. The directors may reduce or abolish any such reserve at any time.

7.3	Fiscal Year.

The fiscal year of the Corporation shall be such fiscal year as the Board from time to time by resolution may determine.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

8.1	Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (general or limited), limited liability company, joint venture, trust or other enterprise (collectively, “another enterprise” or an “other enterprise”), including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators; and such right shall include the right to be paid by the Corporation the expenses reasonably incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.1 or otherwise. The rights to indemnification and advancement of expenses conferred upon officers and directors of this Corporation in this Article VIII shall be a contract right, shall vest when such person becomes a director or officer of the Corporation or, while serving as a director or officer of the Corporation, a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation or, while serving as a director or officer of the Corporation, a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

(b) If (X) a claim under Section 8.1(a) of this Article VIII with respect to any right to indemnification is not paid in full (following the final disposition of the proceeding) by the Corporation within thirty (30) days after a written claim has been received by the Corporation, or (Y) a claim under Section 8.1(a) of this Article VIII with respect to any right to advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid the reasonable expense (including attorneys’ fees) of prosecuting or defending such suit. In any suit brought by an indemnitee to enforce a right to indemnification or to an advancement of expenses (whether hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking or otherwise), the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation. In any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not a suit brought by an indemnitee seeking to enforce a right to an advancement of expenses), it shall be a defense by the Corporation that the indemnitee has not met any applicable standard required for indemnification under applicable law. With respect to any suit brought by an indemnitee to enforce a right to indemnification or a right to advancement of expenses or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such indemnitee is proper in the circumstances because such indemnitee has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such indemnitee has not met such applicable standards of conduct, shall create a presumption that such indemnitee has not met the applicable standards of conduct or, in a case brought by such indemnitee seeking to enforce a right to indemnification, be a defense to such suit.

(c) Anything in this Article VIII to the contrary notwithstanding, except for proceedings initiated by an indemnitee to enforce a right to indemnification or advancement of expenses, whether as provided in Section 8.1(b) of this Article VIII or otherwise, with respect to a proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such proceeding unless such proceeding was authorized by the Board. For the avoidance of doubt, no compulsory counterclaim against the Corporation in a proceeding initiated by or on behalf of the Corporation against or involving the indemnitee and, to the extent reasonably related to the defense of any such proceeding, no other counterclaim, cross-claim, affirmative defense, or like claim of an indemnitee asserted against the Corporation in an proceeding initiated by or on behalf of the Corporation against the indemnitee, shall be considered a proceeding or claim initiated or prosecuted by the indemnitee for purposes of this subsection (c).

(d) Anything in this Article VIII to the contrary notwithstanding, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed proceeding referred to in Section 145(a) or (b) of the DGCL (whether such director or officer was a party to such proceeding by reason of the fact that he or she is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another enterprise), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(e) For purposes of this Article VIII: (i) references to serving at the request of the Corporation as a director or officer of another enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (ii) references to serving at the request of the Corporation as a employee or agent of another enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; and (iii) references to a director of another enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

(f) The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

8.2	Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

8.3	Amendment or Repeal.

Any amendment or repeal of the provisions of this Article VIII, or the adoption of any provision inconsistent with the provisions of this Article VIII, shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such amendment or repeal (regardless of whether the proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

8.4	Severability

If any provision or provisions of this Article VIII shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE IX

AMENDMENT

Any bylaw (including these Bylaws) may be adopted, amended or repealed by the requisite affirmative vote of shares present in person or represented in proxy at a meeting of the stockholders and entitled to vote or by the vote of the Board or by the directors’ written consent pursuant to Section 3.6 of Article III.